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                                 EXHIBIT (8)(a)

                             PARTICIPATION AGREEMENT
                                     Between
                              WRL SERIES FUND, INC.
                                       And
                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

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                             PARTICIPATION AGREEMENT

                                     Between

                              WRL SERIES FUND, INC.

                                       and

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

     THIS AGREEMENT, effective as of this 27th day of February 1991, by and among WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO (hereinafter the "Company"), an Ohio life insurance company, on its own behalf and on behalf of its SEPARATE ACCOUNTS (the "Accounts") and WRL SERIES FUND, INC., a corporation organized under the laws of Maryland (hereinafter the "Fund").

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for the Accounts, and other separate accounts established for variable life insurance policies and/or variable annuity contracts of the Company; and

     WHEREAS, the beneficial interests in the Fund are divided into several series of shares, each designated a "Portfolio" or collectively, "Portfolios," and each representing interests in a particular managed pool of securities and other assets; and

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Company is duly registered as an investment adviser under the Investment Advisers Act of 1940 as amended, and any applicable state securities law, and is the Fund's investment adviser; and

     WHEREAS, the Company has registered certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (hereinafter, individually, the "Policy" or, collectively, the "Policies"); and said Accounts are listed on Schedule B hereto, as it may be amended from time to time by mutual written agreement; and

     WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the Policies; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios"), on behalf of the Accounts to fund the aforesaid Policies, and the Fund intends to sell such shares to the Accounts at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company and the Fund agree as follows:

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ARTICLE I. Sale of Fund Shares

     1.1. The Fund agrees to sell to the Company those shares of the Designated Portfolios which the Accounts order and which are available for purchase by such Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund, or its designee, of the order for the shares of the Designated Portfolios. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders and receipt by the Company shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. New York Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC").

     1.2. The Fund agrees to make shares of the Designated Portfolios available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates its net asset value, and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to the Company and the Accounts, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3. The Fund agrees that shares of the Designated Portfolios will be sold only to the Companies and the Accounts and to qualified pension and retirement plans. In addition, the shares may be sold to other insurance companies affiliated with the Company or their separate accounts only with the express written consent of the Company. No shares of any Designated Portfolio will be sold to the general public or to other investors.

     1.4. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from Policy owners and receipt by designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 9:30 a.m. New York Time on the next following Business Day.

     1.5. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies and to qualified pension and retirement plans and the cash value of the Policies may be invested in other investment companies.

     1.6. The Company shall pay for Fund shares by 2:00 p.m. New York Time on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. Upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

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     1.7. Issuance and transfer of the Fund's shares will be by book entry only.
Stock certificates will not be issued to the Company or the Accounts. Shares ordered from the Fund will be recorded in an appropriate title for the Accounts or the appropriate subaccount of the Accounts.

     1.8. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends, or capital gain distributions payable on the Designated Portfolios' shares. The Company hereby elects to receive all such income dividends and capital gain distributions in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

     1.9. The Fund or its custodian shall make the net asset value per share for each Designated Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York Time. If the Fund provides incorrect per share net asset value information, the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported immediately upon discovery to the Company. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share.

     In the event adjustments are required to correct any error in the computation of a Designated Portfolio's net asset value per share, or dividend or capital gain distribution, the Fund shall notify the Company as soon as possible after discovering the need for such adjustments. Notification can be made orally, but must be confirmed in writing. If an adjustment is necessary to correct an error which caused Policy owners to receive less than the amount to which they are entitled, the Fund shall make all necessary adjustments to the number of shares owned by the Accounts and distribute to the Accounts the amount of the underpayment. In no event shall the Company be liable to the Fund for any such adjustments or overpayment amounts.

ARTICLE II. Representations and Warranties

     2.1. The Company represents and warrants that the Policies are or will be registered under the 1933 Act; that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable federal and state laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Accounts as segregated asset accounts under insurance law and has registered the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registrations for so long as any Policies are outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify Policies for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

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     2.2. The Fund and Adviser represent and warrant that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

     2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act or impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

     2.4 The Fund and Adviser represent and warrant that the Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and shall comply in all material respects with the 1940 Act.

     2.5 The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance with all applicable state and federal securities laws.

     2.6. The Fund and Adviser each represent and warrant that all of its directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.7. The Fund will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolios (including, but not limited to, any material change in its registration statement or prospectus affecting the Designated Portfolios and any proxy solicitation affecting the Designated Portfolios) and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectuses for the Policies.

     2.8. The Company represents and warrants, that, if the Fund complies with Sections 2.9 and 2.10 of this Agreement, the Policies are currently treated as life insurance policies under applicable provisions of the Internal Revenue Code of 1986, as amended, and that it shall make every effort necessary to maintain such treatment and that it will notify the Underwriter immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.

     2.9 The Fund and the Adviser represent and warrant that: (a) each Designated Portfolio currently has elected to qualify as a regulated investment company under Subchapter M of the Internal

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Revenue Code ("Code"); (b) the Fund and Adviser shall make every effort necessary that each Portfolio shall maintain such qualification (under Subchapter M or any successor or similar provision); (c) the Fund or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future; and (d) the Fund and the Adviser will seek to minimize any damages and to rectify any Portfolio's failure to so qualify promptly. The Fund and the Adviser acknowledge that any failure by a Portfolio to qualify as a regulated investment company will eliminate the ability of the Accounts to avail itself of the "look through" provisions of Section 817(h) of the Code and that, as a result, the Policies will almost certainly fail to qualify as life insurance policies under Section 817(h) of the Code.

     2.10. The Fund and the Adviser further represents and warrants that the assets of each Designated Portfolio will at all times be invested in such a manner to assure that the Policies will be treated as life insurance policies under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Adviser represent that each Designated Portfolio will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817.5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance policies and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Section 2.10, the Fund and the Adviser warrant that they will take all reasonable steps: (a) to immediately notify the Company of such breach; and (b) to adequately diversify the Fund's assets so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

     2.11. The Fund and Underwriter acknowledge that full compliance with the requirements referred to in Sections 2.9 and 2.10 hereof is absolutely essential because any failure to meet those requirements would result in the Policies not being treated as annuity or life insurance policies for federal income tax purposes, which would have adverse tax consequences for Policyowners and could also adversely affect the Company corporate tax liability.

ARTICLE III. Prospectuses, Reports, Proxy Statements and Voting

     3.1. At least annually, the Fund or Adviser, at their expense, shall provide the Company or its designee with as many copies as the Company may reasonably request for distribution to existing Policyowners whose Policies are funded by such shares of the current prospectus, Statement of Additional Information ("SAI"), and supplements thereto, and annual and semi-annual reports for the Designated Portfolios. The Fund and Adviser agree that the prospectuses, and supplements thereto, and the annual and semi-annual reports for the Designated Portfolios will describe only the Designated Portfolios and will not describe other Portfolios of the Fund. The SAI may include information on other Portfolios of the Fund. It is anticipated that the prospectuses and annual and semi-annual reports for the Policies (if applicable), for the Designated Portfolio(s) and for other portfolios available under the Policies will be printed together in one booklet. The Fund or Adviser shall pay a portion of the printing expenses for prospectus and Fund reports booklets distributed to current Policyowners. Such portion shall be the percentage, which is the number of pages of the Fund prospectus or report as compared to the total number of pages of the booklet. The Fund shall not pay any expenses for printing or distribution of prospectuses or fund reports to prospective Policyowners. The prospectus for the Fund shall state that the SAI for the Fund is available from the Fund (or the Company), free of charge to the Policyowner or prospective purchaser who requests such SAI.

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     3.2. It is understood and agreed that, except with respect to information regarding the Company provided in writing by the Company, the Company shall not be responsible for the content of the prospectus, SAI or annual and semi-annual reports for the Designated Portfolios. It is also understood and agreed that, except with respect to information regarding the Fund and provided in writing by the Fund, the Fund shall not be responsible for the content of the prospectus or SAI for the Policies.

     3.3. The Fund or Adviser at their expense shall provide the Company with as many copies of its Fund proxy material, reports to Shareholders and other communications to Shareholders as the Company shall reasonably require for distributing to Policyowners.

     3.4. If and to the extent required by law, the Company shall, at its expense:
          (i)  solicit voting instructions from Policyowners;
          (ii) vote the Designated Portfolio shares in accordance with instructions received from Policyowners: and
          (iii) vote Designated Portfolio shares for which no instructions have been received in the same proportion as Designated Portfolio shares for which instructions have been received from Policyowners in the same Account.

     So long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable Policyowners, the Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

     3.5 The process of soliciting Policyowners' voting instructions, tabulating votes, etc. shall be conducted in accordance with Schedule A attached hereto.

ARTICLE IV. Sales Material and Information

     4.1. The Company shall furnish, or shall cause to be furnished, to the Fund, or its designee, each prospectus, SAI and each piece of sales literature and other promotional material that the Company develops or uses and in which the Fund (or a Portfolio thereof), its investment adviser or one of its sub-advisers is named in connection with the Policies, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund, or its designee, objects to such use within ten (10) Business Days after receipt of such material.

     4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or its adviser or sub-advisers or concerning the Fund in connection with the sale of the Policies inconsistent with the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund. The Fund or its designee agrees to respond to any request for approval on a prompt and timely basis.

     4.3. The Fund shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature and other promotional material developed by the Fund or its designee in which the Company and/or the Accounts are named at least ten (10) Business Days prior to its use. No such material shall be used if the Company objects to such use within ten (10) Business Days after receipt of

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such material. Notwithstanding the fact that the Company or its designee may not initially object to a piece of sales literature or other promotional material, the Company reserves the right to object at a later date to the continued use of any such sales literature or promotional material in which the Company is named, and no such material shall be used thereafter if the Company or its designee so objects.

     4.4. The Fund and Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies other than the information or representations contained in a registration statement or prospectus for the Policies, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5. For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, supplements thereto, shareholder reports, and proxy materials.

     4.6. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE V. Fees and Expenses

     5.1. Neither the Fund nor the Adviser shall pay any fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or its Adviser, except that if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 of the 1940 Act to finance distribution and shareholder servicing expenses, then the Fund's underwriter may make payments to the Company or to the distributor of the Policies if and in amounts agreed to by the Fund's underwriter in writing and such payments will be made out of existing fees otherwise payable to the Fund's underwriter, past profits of the underwriter or other resources available to the underwriter. No such payments shall be made directly by the Fund. Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arrange for appropriate compensation for, other services relating to the Fund and/or the Accounts. The Company shall pay no fee or other compensation to the Fund under this Agreement, although the parties hereto will bear certain expenses.

     5.2. All expenses incident to performance by the Fund or the Adviser under this Agreement shall be paid by the Fund or Adviser. The Fund shall see to it that all shares of the Designated Portfolios are registered and authorized for issuance in accordance with applicable federal law and, if

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and to the extent required, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, supplements thereto and its proxy materials and reports. The Fund or Adviser will bear the expenses of fulfilling their obligations under Section 3.1. The Fund shall not bear any expenses of marketing the Policies.

     5.3. The Company shall bear the expenses of routine annual distribution of the Fund's prospectus in connection with new sales of the Policies and of distributing the Fund's Shareholder reports to Policyowners; the Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Policy prospectus; and the cost of preparing, printing and distributing annual individual account statements to Policyowners as required by state insurance laws.

     5.4. The Fund acknowledges that a principal feature of the Policies is the Policyowner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolios ("Unaffiliated Funds"), and to transfer the Policy's cash value between funds and portfolios. The Fund and Underwriter agree to cooperate with the Company in facilitating the operation of the Accounts and the Policies as intended, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

ARTICLE VI. Diversification and Related Limitations

     6.1 The Fund and the Adviser each separately represents and warrants that the Fund will at all times invest its assets in such a manner as to ensure that the Policies will be treated as annuity, endowment, or life insurance contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treas. Reg. (S) 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

     6.2 The Shares will not be sold to any person or entity that would result in the Policies not being treated as annuity, endowment, or life insurance contracts, in accordance with the statutes and regulations referred to in the preceding paragraph (Section 6.1 hereof).

ARTICLE VII. Potential Material Conflicts

     7.1. The Fund agrees that the Board, constituted with a majority of disinterested directors, will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Policyowners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a participating insurance company to disregard the voting instructions of contract owners. The Board shall have sole authority to determine if a material irreconcilable conflict exists, and such

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determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested directors of the Board. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. The Company and the Fund's Adviser each separately agrees that it will report any potential or existing conflict of which it is aware to the Board. Such responsibilities shall be carried out by the Company with a view only to the interests of its Policyowners.

     7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, its Adviser or any sub-adviser to any of the Portfolios (the "Disinterested Directors"), that a material irreconcilable conflict exists, the Company, at its expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Policyowners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contractowners or life insurance Policyowners) that votes in favor of such segregation, or offering to the affected Policyowners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. The Company shall not be required by this Section 7.3 to establish a new funding medium for the Policies if an offer to do so has been declined by vote of a majority of Policyowners materially adversely affected by the irreconcilable material conflict.

     7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Accounts investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Accounts investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.6. For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irrecon-

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cilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Policies.

     7.7. The Fund agrees that it will not enter into any agreement with a life insurance company affiliated with the Company unless such agreement includes a section substantially identical to this Article VII.

ARTICLE VIII. Indemnification

     8.1. Indemnification By The Company

          8.1(a). The Company agrees to indemnify and hold harmless the Fund and the Adviser and their respective officers, directors, employees, and agents and each person who controls the Fund within meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1), against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Policies and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI for the Policies or contained in the Policies or sales literature for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable and good faith reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter or Fund for use in the registration statement or prospectus for the Policies or in the Policies or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Fund Shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Fund or its Adviser by or on behalf of the Company; or

     (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

          8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject if caused by such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

          8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to extent that failure to notify results in failure of actual notice to the Company and the Company is damaged solely as a result of failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. Each Indemnified Party shall fully cooperate with the Company in defense of the action, regardless of whether the Company assumes or only participates in the defense. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Company and the Indemnified Party shall have mutually agreed on the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from all and against any loss or liability by reason of such settlement or judgment.

          8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Policies or the operation of the Fund and each Indemnified party will provide the Company with all relevant information and documents in its possession or in the possession of a person within its control requested by the Company. For purposes of this Section 8.1.(d). the "commencement" of proceedings shall include any informal or formal communications from the SEC or its staff (or the receipt of information from any other persons or entities) indicating that enforcement action by the SEC or its staff may be contemplated or forthcoming; this includes any information to the effect that any matter(s) has been referred to the SEC's Division of Enforcement, or that any matter(s) is being discussed with that Division.

     8.2. Indemnification by the Adviser

          8.2(a). The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Policies and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Policies not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Policies or Fund shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or Fund; or

     (iv) arise as a result of any failure by the Fund or Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 2.9 and 2.10 of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or Adviser; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

          8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

          8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that failure to notify results in the failure of actual notice to the Adviser and the Adviser is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Adviser and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Adviser and the Indemnified Party and representation of these parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Adviser shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Adviser agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

          8.2.(d). The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the shares or the Policies or the operation of the Accounts. Each Indemnified Party will provide the Adviser with all relevant information and documents in its possession of a person within its control requested by the Adviser. For purposes of this Section 8.2.(d), the "commencement" of proceedings shall include any informal or formal communications from the SEC or its staff (or the receipt of information from any other persons or entities) indicating that enforcement action by the SEC or staff may be contemplated or forthcoming; this includes any information to the effect that any matter(s) has been referred to the SEC's Division of Enforcement, or that any matter(s) is being discussed with that Division.

     8.3. Indemnification by the Fund

          8.3.(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party", or collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing); or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable and good faith reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Policies not supplied by the Fund, or persons under its control and on which the Fund has reasonably relied in good faith) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of material fact contained in a registration statement, prospectus, or sales literature covering the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

          (iv) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund (including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements specified in Article VI of this Agreement); except to the extent provided in Sections 8.3.(b), 8.3.(c) and 8.3.(e) hereof.

          8.3.(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts.

          8.3.(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that failure to notify results in the failure of actual notice to the Fund and the Fund is damaged solely as a result of failure to give such notice. In case any such action is brought against one or more of the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. Each Indemnified Party shall fully cooperate with the Fund in defense of the action, regardless of whether the Fund assumes or only participates in the defense. After notice from the Fund to such party of its election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Fund and the Indemnified Party and representation of these parties by same counsel would be inappropriate due to actual or potential differing interests between them. The Fund shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgement for the plaintiff, the Fund agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

     8.3.(d). Each Indemnified Party will promptly notify the Fund of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Shares or the Policies or the operation of the Fund and each Indemnified Party will provide the Fund with all relevant information and documents in its possession or in the possession of a person within its control requested by the Fund. For purposes of this Section 8.3.(d) the "commencement" of proceedings shall include any informal or formal communications from the SEC or its staff (or the receipt of information from any other persons or entities) indicating that enforcement action by the SEC or staff may be contemplated or forthcoming; this includes any information to the effect that any matter(s) has been referred to the SEC's Division of Enforcement, or that any matter(s) is being discussed with that Division.

     8.3.(e). Notwithstanding any other provision of this Article VIII to the contrary, any liability which the Fund may have under this indemnification provision shall be the liability only of the particular Portfolio or Portfolios to which such liability relates; any such liability of a Portfolio may be satisfied only by and to the extent of the assets of that Portfolio.

     8.4. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. Applicable Law

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Florida, without regard to that state's principles of conflicts of law, except that any terms shall be defined and interpreted in accordance with, and the Agreement subject to, the federal securities laws.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

     10.1. This Agreement shall terminate:

          (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon six (6) months' advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than one year following the date of this Agreement; or

          (b) at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company's reasonable and in good faith determination that shares of such Portfolio are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies; or

          (c) at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Policies issued or to be issued by the Company; or

          (d) at the option of the Fund in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. ("NASD"), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Policies, the operation of any Account, or the purchase of the Fund shares, provided, however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

          (e) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund or Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement; or

          (f) at the option of the Company by written notice to the Fund and the Adviser with respect to any Portfolio if the Company reasonably believes that the Portfolio may fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Section 2.9 and 2.10 of this Agreement; or

          (g) at the option of either the Fund or the Adviser, if (i) the Fund or Adviser, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Company's ability to perform its obligations under this Agreement, (ii) the Fund or Adviser notifies the Company of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Company and any other changes in circumstances since the giving of such a notice, the determination of the Fund or Adviser shall continue on the sixtieth
          (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

          (h) at the option of the Company, if (i) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or the Adviser have suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's or Adviser's ability to perform its obligations under this Agreement, (ii) the Company notifies the Fund or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund or Adviser and any other changes in circumstances since the giving of such a notice, the determination of the Company shall continue on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

          (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

          (j) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Policyowners having an interest in the Accounts (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Shares; or

          (k) at the option of the Company or the Fund by written notice to the other party upon a determination by the Fund's Board that a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts investing in the Fund or (ii) the interests of the Participating Insurance Companies.

     10.2. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination.

     10.3. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund for all Policies in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Policies") pursuant to the terms and conditions of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Policies. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

     10.4. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article IX to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Policies, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices

     Any notice shall be sufficiently given when sent by registered or certified mail or by overnight mail sent through a nationally-recognized delivery service to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:
     Western Reserve Life Assurance Co. of Ohio
     201 Highland Avenue
     Largo, Florida 34640

     Attention: William H. Geiger, Esquire

If to the Fund:
     WRL Series Fund, Inc.
     201 Highland Avenue
     Largo, Florida 34640

     Attention: William H. Geiger, Esquire

If to the Adviser:
     Western Reserve Life Assurance Co. of Ohio
     201 Highland Avenue
     Largo, Florida 34640

     Attention: William H. Geiger, Esquire

ARTICLE XII. Miscellaneous

     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party reasonably considers to be proprietary.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.8. The Schedules attached hereto, as modified from time to time, are incorporated herein by reference and are part of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

           WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO:

SEAL

           By its authorized officer


           By:    /s/ John R. Kenney
                  -----------------------------------
                      John R. Kenney
           Title: Chairman of the Board, President and
                  Chief Executive Officer


           WRL SERIES FUND, INC.:

           By its authorized officer,


           By:    /s/ William H. Geiger
                  --------------------------------------------
                      William H. Geiger
           Title: Secretary

                                   SCHEDULE A
                             PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Adviser, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Company by the Adviser as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Adviser will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

     Note: The number of proxy statements is determined by the activities described in Step #2. If the proxy proposal only affects a particular Portfolio, then only the shares of that Portfolio may be voted and only Customers with investment of all or a portion of their Policies in that Portfolio may vote on the proposal to the extent of their investment. The Company will use its best efforts to call in the number of Customers to the Adviser, as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report no longer needs to be sent to each Customer by the Company either before or together with the Customers' receipt of a proxy statement. The Fund or Adviser will provide as many copies of the last Annual Report to the Company as the Company shall reasonably require for distribution to the Customers.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund at its expense. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
          a.   name (legal name as found on account registration)
          b.   address
          c.   Fund or account number
          d.   coding to state number of units
          e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund)
          f. spaces where the Customer can vote "yes" or "no" on each proxy proposal

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Legal Department of the Company or its affiliate ("WRL Legal") will develop, produce, and the Fund will pay for as many copies of the Notice of Proxy and the Proxy

     Statement (one document) for the Fund or, if appropriate, for the Portfolio(s) in which the Customer's Policy is invested as the Company may reasonably require for distribution to each Customer. Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to each Customer by Company will include:

          a.   Voting Instruction Card(s)
          b. One proxy notice and statement (one document) (for the Fund or, if appropriate, for the Portfolio(s) in which the Customer's Policy is invested)
          c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
          d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
          e.   The Fund's annual report (if not sent prior to this time)
          f. cover letter - optional, supplied by Company and reviewed and approved in advance by WRL Legal.

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to WRL Legal.

7.   Package mailed by the Company at its expense to the Customers.
     * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

     ** If the Customers were actually the shareholders, at least 50% of the outstanding shares must be represented and 66 2/3% of that 50% must have voted affirmatively on the proposals to have an effective vote. However, since the Company is the shareholder, the Customers' votes will (except in certain limited circumstances) be used to dictate how the Company will vote.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Adviser in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

     Note: For Example, If the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card. This verifies whether an individual has signed correctly with the same name as is on the account registration.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated, illegible or improperly signed Card is disregarded and considered to be not received for purposes of vote tabulation. (If the vote on any one proxy proposal on a Card with more than one proxy proposal is legible and the Card is properly signed, then that vote shall be counted, and the remainder of the Card which is illegible shall be disregarded and shall be considered to be not received for purposes of vote tabulation.) Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the proxy process. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.)

13. Final tabulation in shares is verbally given by the Company to WRL Legal on the morning of the meeting not later than 10:00 a.m. Eastern time. WRL Legal may request an earlier deadline if required to calculate the vote in time for the meeting. The vote is verified by the Company and is sent to WRL Legal.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. WRL Legal will provide a standard form for each Certification.

15. The Company then votes its proxy in accordance with the votes received from the Customers the morning of the meeting (except as provided in the Participation Agreement or in limited circumstances as may be otherwise required by law). Voting instructions to abstain on any item to be voted upon reduces the votes eligible to be cast by the Company. A letter documenting the Company's vote is supplied by WRL Legal and is sent to an officer of the Company for his signature. This letter is normally sent after the meeting has taken place.

     Note: Shares do not have cumulative voting rights and the holders of more than 50% of the shares of the Fund voting for the election of directors of the Board can elect all of the directors if they choose to do so, and in such event holders of the remaining shares would not be able to elect any directors.

16. During tabulation procedures, the Fund and the Company determine if a resolicitation is advisable and what form that resolicitation should take, whether it should be by a mailing, or by a recorded telephone call. A resolicitation may be considered, for example, when the vote is slow and a judgment is made that the number of votes is too low under the circumstances. The meeting could be adjourned to leave enough time for the resolicitation.

     A determination is made by the Company and the Fund to find the most cost effective candidates for resolicitation. These are Customers who have not yet voted, but whose balances are large enough that their vote would significantly increase the number of votes with minimal costs.

          a. By mail: WRL Legal amends the voting instruction cards, if necessary, and writes a resolicitation letter. The Fund supplies these to the Company. The Company generates a mailing list etc., as per step #2 onward.

          b. By phone: Rarely used. This must be done on a recorded line. WRL Legal and the Fund will supply the necessary procedures and script if a phone resolicitation were to be required.

17. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, WRL Legal will be permitted reasonable access to such Cards.

18. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

                                                     Effective February 27, 1991

                                   SCHEDULE B

Accounts

WRL Series Life Account
WRL Series Annuity Account

Policies

WRL Freedom Equity Protector
The Equity Protector
WRL Freedom SP Plus
WRL Freedom Variable Annuity

Designated Portfolios of WRL Series Fund, Inc.

Growth Portfolio
Bond Portfolio
Money Market Portfolio